Exhibit 99.4

CONSENT OF TETRA TECH

The undersigned hereby states as follows:

We, Tetra Tech, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Form 8-K dated September 11, 2025 (the “Form 8-K”).

I hereby consent to the Summary Material concerning the technical reports and the reference to my name in the Form 8-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (No. 333-282706) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-267270, 333-267269, 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505, 333-280152, 333-280154) of the Summary Material concerning the technical reports and the reference to my name as set forth above in the Form 8-K.

Date: September 11, 2025	By: /s/ Brad Bijold

Name: Brad Bijold, Tetra Tech

Notes:

July 29, 2025 is the date of the press release of the results of the 2025 FS.

September 11, 2025 is the date of the 8-K, issue date for both S-K 1300 and NI 43-101 reports, and the date of filing of all three.